UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

BlueOne Card, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-168346	26-0478989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3609 Hammerkop Dr. North Las Vegas, NV	89084
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (800) 210 9755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2020, BlueOne Card, Inc. (or the “Company “) amended its name from Manneking Inc. to BlueOne Card, Inc., by filing a Certificate of Amendment with the Nevada Secretary of State and executed a 1 for 100 reverse stock split with a Certificate of Change, and changed its trading symbol to BCRD. The Company filed a FINRA corporate action pursuant to FINRA Rule 6490 which was announced on the Daily List as of July 23, 2020. As of the date of this filing, the Company has approximately 19,704 shares issued and outstanding. The Company’s shares are quoted on the OTC Market Pink Sheet venue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueOne Card, Inc. (Registrant)
Date: August 28, 2020	By: /s/ James Koh James Koh President, Chief Executive Officer & Chairman

2